Exhibit 99.3

BISON CAPITAL ACQUISITION CORP. ANNOUNCES CLOSING OF ITS BUSINESS COMBINATION WITH

XYNOMIC PHARMACEUTICALS, INC.

New York, NY – May 15, 2019 – Bison Capital Acquisition Corp. (NASDAQ: BCAC) (“BCAC” or the “Company”) today announced that it has closed its business combination with Xynomic Pharmaceuticals, Inc. (“Xynomic”), a Delaware corporation, pursuant to which Xynomic became a wholly-owned subsidiary of BCAC. The transaction was approved at a special meeting of BCAC’s shareholders held on May 14, 2019.

In connection with the business combination, BCAC issued 42,860,772 newly-issued shares of common stock to Xynomic’s shareholders, of which 1,285,822 shares were deposited in an escrow account and subject to forfeiture for indemnification claims.

As part of the transaction, BCAC filed appropriate paperwork to change its name to Xynomic Pharmaceuticals Holdings, Inc. (“Xynomic Holding”); the name change took effect following the closing. The Company’s units and rights shall cease trading as of May 15, 2019, and the Company expects that its shares of common stock and warrants will trade on the Nasdaq Capital Market under the ticker symbols “XYN” and “XYNPW,” respectively, starting on or about May 15, 2019.

James Jiayuan Tong, BCAC’s CEO, commented, “We are pleased with the closing of the transaction and look forward to seeing Xynomic Holding execute their future plan. The public entity should offer them some good options to grow their platform over the long term. We wish Mr. Yinglin Mark Xu and Dr. Wentao Jason Wu all the best as they now move forward.”

As the Chairman and CEO of Xynomic Holding, Yinglin Mark Xu commented, “We are excited to introduce Xynomic Holding as a public company. We are committed to further accelerate our growth and expand our operations.”

Dr. Wentao Jason Wu, COO of Xynomic Holding added, “This is an exciting and long-anticipated achievement in the development and expansion of our company. The business combination with BCAC gives us enhanced resources to accelerate our growth as well as the listing platform that will help to facilitate our future growth strategies and further enhance Xynomic’s brand recognition globally. We look forward to building our corporate profile in the U.S. capital markets while generating long-term benefits for all stakeholders.”

Hunter Taubman Fischer & Li LLC acted as legal advisor to BCAC, and Sidley Austin LLP acted as legal advisor to Xynomic.

About Xynomic

Xynomic is a clinical stage oncology-focused biopharmaceutical company. Its current pipeline mainly consists of 3 drug candidates; Xynomic owns global exclusive development, manufacturing and commercialization rights to each of these. Its lead drug candidate abexinostat is in global potentially pivotal clinical trials against renal cell carcinoma (in combination with pazopanib) and non-Hodgkin’s lymphoma (as a single agent). Xynomic Pharma’s other clinical stage drug candidate XP-105 (BI 860585) is a Phase 2 ready, ATP-competitive mTORC1/2 inhibitor against solid tumors. Xynomic’s pre-clinical oncology drug candidate XP-102 (BI 882370) is a pan-RAF inhibitor.

Forward-Looking Statements

This press release may include forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company or Xynomic expects or anticipates will or may occur in the future are forward-looking statements and are identified with, but not limited to, words such as “may,” “believe” and “expect.” These statements are based on certain assumptions and analyses made by the Company or Xynomic in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. Actual results may differ materially from those expressed herein due to many factors such as, but not limited to, (1) the ability to maintain the listing of the Company’s securities on the NASDAQ Capital Market following the business combination; (2) the risk that the business combination disrupts the Company’s current plans and operations; (3) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of the business to grow and manage growth profitably; (4) the outcome of any legal proceedings that may be instituted against the Company following the closing of the business combination; (5) changes in applicable laws or regulations; (6) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (7) other risks and uncertainties indicated from time to time in the proxy statement filed by the Company in connection with the business combination, including those under “Risk Factors” therein, and other factors identified in the Company’s prior and future filings with the SEC, available at www.sec.gov.

These forward-looking statements are based on information available as of the date of this press release and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date and the Company undertakes no obligation to update any forward-looking statements contained herein to reflect events or circumstances which arise after the date of this press release, whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

Contacts:

Xynomic Pharmaceuticals Holdings, Inc.

Investor Relations, Media, and Business Development Contact:
angela.feng@xynomicpharma.com